SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(D)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                           June 24, 1997

                (Date of earliest event reported)


              Peoples Heritage Financial Group, Inc.

        (Exact name of registrant as specified in its charter)


Maine                                 0-16947                   01-0437984

(State or other jurisdiction  (Commission File Number)         (IRS Employer
of incorporation)                                         Identification No.)

P.O. Box 9540, One Portland Square, Portland, Maine             04112-9540

 (Address of principal executive offices)                       (Zip Code)


                          (207) 761-8500
       (Registrant's telephone number, including area code)

                          Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.   OTHER EVENTS

     On June 24, 1997, Peoples Heritage Financial Group, Inc. announced that it has entered into a definitive agreement to acquire Atlantic
Bancorp, the parent company of Atlantic Bank N.A., headquartered in Portland, Maine, for $70.8 million, or $17 per share. As of March 31, 1997, Atlantic Bancorp had total assets of $470.2 million, total deposits of $366.6 million, net loans of $375.4 million and stockholders' equity of $44.4 million. Atlantic Bank N.A. operates 15 banking offices located primarily in southern Maine.

     For additional information, reference is made to the press release and Agreement and Plan of Merger included as exhibits hereto.

ITEM 7.   FINANCIAL  STATEMENTS,  PRO  FORMA   FINANCIAL   INFORMATION  AND
EXHIBITS

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  The following exhibits are included with this Report:

          Exhibit 99(a)  Press Release, dated June 24, 1997

          Exhibit 99(b) Agreement and Plan of Merger, dated June 24, 1997, among PHFG, PHFG, Inc. and Atlantic Bancorp



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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        PEOPLES HERITAGE FINANCIAL GROUP, INC.



                               By: /S/ PETER J. VERRILL

                                   Name:  Peter J. Verrill
                                   Title:  Executive Vice President,
                                            Chief Operating Officer, Chief
                                            Financial Officer and Treasurer

Date:  June 26, 1997

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